EXHIBIT 3(b)
As amended through February 25, 2008
BY-LAWS
of
LIZ CLAIBORNE, INC.
(A Delaware Corporation)
ARTICLE I
Offices
     Section 1. Offices. The corporation shall maintain a principal office in the State of Delaware as required by law. The corporation may also have an office or offices at such other place or places, within or without the State of Delaware, as the Board of Directors may from time to time designate.
ARTICLE II
Stockholders
     Section 1. Place of Meetings. Meetings of stockholders shall be held at such place, either within or without the State of Delaware, as the Board of Directors may from time to time designate.
     Section 2. Annual Meetings. Annual meetings of stockholders shall be held on such date during the month of April, May or June of each year and at such time as the Board of Directors shall from time to time designate. At each annual meeting the stockholders shall elect a class of the Board of Directors to hold office for a term expiring at the third succeeding annual meeting and transact such other business as may be properly brought before the meeting.
     Section 3. Special Meetings. The Board of Directors shall have the exclusive power to call Special Meetings of the Stockholders.
     Section 4. Notice of Meetings. Written notice of each meeting of the stockholders stating the place, date and hour of the meeting shall be given by or at the direction of the Board of Directors to each stockholder entitled to vote at the meeting at least ten, but not more than sixty, days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is called.
     Section 5. Quorum; Adjournments of Meetings. The holders of a majority of the issued and outstanding shares of the capital stock of the corporation entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders; but, if there be less than a quorum, the holders of a majority of the shares of stock so present or represented may adjourn the meeting to another time or place from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice, except as required by law, and any business may be transacted thereat which might have been transacted at the meeting as originally called.
     Section 6. Voting. At any meeting of the stockholders every registered owner of shares entitled to vote may vote in person or by proxy and, except as otherwise provided by law, in the certificate of incorporation or these by-laws, shall have one vote for each such share standing in his name on the books of the corporation.
     Except as provided in the certificate of incorporation, a nominee for director shall be elected to the Board of Directors by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present; provided, however, that if the number of nominees exceeds the number of directors to be elected as of the date that is ten days prior to the date that the corporation first mails its notice of meeting for such meeting to the stockholders, then the directors shall be elected by the vote of a plurality of the votes of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section 6 of Article II, a majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against,” that director (with “abstentions” and “broker non-votes” not counted as a vote cast with respect to that director).
     Except as otherwise required by law, the certificate of incorporation or these by-laws, all matters brought before any meeting of the stockholders, other than the election of directors, shall be decided by a vote of the holders of a majority of shares of stock of the corporation present in person or by proxy at such meeting and voting thereon, a quorum being present.
     Section 7. Inspectors of Election. The Board of Directors, or, if the Board of Directors shall not have made the appointment, the chairman presiding at any meeting of stockholders, shall have power to appoint two or more persons to act as inspectors of election at the meeting or any adjournment thereof, but no candidate for the office of director shall be appointed as an inspector at any stockholders’ meeting for the election of directors.
     Section 8. Chairman of Meetings. The President, or, in the President’s absence, a Vice President of the corporation shall preside at all meetings of the stockholders. In the absence of both the President and all Vice Presidents, a majority of the members of the Board of Directors present in person at such meeting may appoint any other officer or director to act as chairman of the meeting.
     Section 9. Secretary of Meetings. The Secretary of the corporation shall act as secretary of all meetings of the stockholders. In the absence of the Secretary, the chairman of the meeting shall appoint any other person to act as secretary of the meeting.

ARTICLE III
Board of Directors
     Section 1. Number of Directors. The number of directors of the corporation (exclusive of directors to be elected by the holders of any one or more series of Preferred Stock voted separately as a class or classes) shall not be less than three nor more than fifteen, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the whole Board.
     Section 2. Vacancies. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, shall be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.
     Section 3. Annual Meetings. The annual meeting of each newly elected Board of Directors, of which no notice shall be necessary, shall be held immediately following the annual meeting of stockholders or any adjournment thereof at the place the annual meeting of stockholders was held at which such directors were elected, or at such other place as a majority of the members of the newly elected Board of Directors who are then present shall determine, for the organization present shall determine, for the organization of the Board of Directors, the election or appointment of officers of the corporation for the ensuing year and the transaction of such other business as may be properly brought before such meeting.
     Section 4. Regular Meetings. Regular meetings of the Board of Directors, other than the annual meeting, shall be held at such times and places either within or without the State of Delaware and on such notice, if any, as the Board of Directors may from time to time determine.
     Section 5. Special Meetings. Special meetings of the Board of Directors may be called by order of the President, a Vice President or any two directors. Notice of the time and place of each special meeting shall be given by or at the direction of the person or persons calling the meeting by mailing the same at least three days before the meeting or by telephoning, telegraphing or delivering personally such notice at least twenty-four hours before the meeting to each director. Except as otherwise specified in the notice thereof, or as required by law, the certificate of incorporation or these by-laws, any and all business of the corporation, may be transacted at any special meeting.

     Section 6. Attendance by Communications Equipment. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or any such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other. Participation in any meeting by such means shall constitute presence in person at such meeting. Any required notice of the place of the meeting at which participation is by means of conference telephone or similar communications equipment shall be sufficient if such notice designates as the place of the meeting the place at which one or more of the participants in the meeting is located at the time the meeting is held.
     Section 7. Organization. Every meeting of the Board of Directors shall be presided over by the President, or, in his absence, a Vice President. In the absence of the President and any Vice President, a presiding officer shall be chosen by a majority of the directors present. The Secretary of the corporation shall act as secretary of the meeting, but, in the Secretary’s absence, the presiding officer shall appoint any person to act as secretary of the meeting.
     Section 8. Quorum; Vote. A majority of the directors then in office (but in no event less than one-third of the whole Board) shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting to another time or place from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. Except as otherwise required by law, the certificate of incorporation or these by-laws, all matters coming before any meeting of the Board of Directors shall be decided by the vote of a majority of the directors present at the meeting, a quorum being present.
     Section 9. Compensation. The directors shall receive such compensation for their services as directors and as members of any committee appointed by the Board of Directors as may be prescribed by the Board of Directors and shall be reimbursed by the corporation for ordinary and reasonable expenses incurred in the performance of their duties; the foregoing shall not be construed as prohibiting the payment to any director of compensation for services rendered in any other capacity.
ARTICLE IV
Officers
     Section 1. General. The Board of Directors shall have the exclusive right to elect the officers of the corporation, which shall include a President, one or more Vice Presidents, a Secretary, a Treasurer and such other or additional officers (including, without limitation, one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers) as the Board of Directors in its sole discretion may designate.
     Section 2. Term of Office; Removal and Vacancy. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any officer may be removed from office, either with or without cause, at any time only by the affirmative vote of a majority of the whole Board. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term only by the Board of Directors.
     Section 3. Powers and Duties. Each of the officers of the corporation shall have such powers and duties as generally pertain to his or her respective office as well as such powers and duties as from time to time may be conferred upon him or her by the Board of Directors, except that such powers and duties may from time to time be expanded, restricted or limited only by the Board of Directors. Unless otherwise determined by a majority of the Board of Directors after the adoption of these by-laws, the President shall be the chief executive officer of the corporation.
ARTICLE V
Capital Stock
     Section 1. Certificates of Stock. Certificates for stock of the corporation shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the Chairman, the Chief Executive Officer or the President or a Vice President and by the Chief Financial Officer, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the corporation. If certificates are signed by a transfer agent acting in behalf of the corporation, and a registrar, the signatures of the officers of the corporation may be facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is delivered, it may be issued and delivered by the corporation with the same effect as if he were such officer at the date of issue and delivery. Notwithstanding the forgoing provisions regarding certificates for stock, the Chairman, the Chief Executive Officer or the President or a Vice President and the Chief Financial Officer of the corporation may provide that some or all of any or all classes or series of the corporation’s common or any preferred stock may be uncertificated.
     Section 2. Appointment of Transfer Agent. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer and/or registration of certificates of stock of any class or series, and may require that stock certificates shall be countersigned and/or registered by one or more of such transfer agents and/or registrars.
     Section 3. Transfer of Stock. Shares of capital stock of the corporation shall be transferable on the books of the corporation only by the holder of record thereof, in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the corporation or its agents may require. Uncertificated shares of stock may be transferred in accordance with such rules and regulations as the Chairman, the Chief Executive Officer, the President or a Vice President and the Chief Financial Officer of the corporation may deem expedient concerning such transfer.

     Section 4. Replacement of Certificates of Stock. In case any certificate for the capital stock of the corporation shall be lost, stolen or destroyed, the corporation may require such proof of the fact and such indemnity to be given to it and/or to its transfer agent and/or registrar, if any, as shall be deemed necessary or advisable by it.
     Section 5. Ownership of Stock. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
     Section 6. Fixing the Date for Determination of Stockholders of Record. To determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or any other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.
ARTICLE VI
Miscellaneous
     Section 1. Corporate Seal. The seal of the corporation shall be circular in form and shall contain the name of the corporation and the year and state of incorporation.
     Section 2. Fiscal Year. The fiscal year of the corporation, which the Board of Directors shall have the power to fix, and from time to time to change, shall end on the Saturday closest to December 31 of each year, and the following fiscal year shall commence on the next following Sunday.
     Section 3. Waiver of Notice. Any notice required to be given under the provisions of these by-laws or otherwise may be waived by the stockholder, director, member of any committee or officer to whom such notice is required to be given, before or after the meeting or other action of which notice was required to be given.
ARTICLE VII
Amendments
     These by-laws may be amended, altered, changed or repealed, or new by-laws (not inconsistent with any provision of law or the certificate of incorporation) may be adopted, by the affirmative vote of a majority of the whole Board at any meeting of the Board of

Directors, subject to the power of the stockholders to amend, alter, change or repeal any by-law adopted, amended, changed or repealed by the Board of Directors. Except as otherwise required by law or the certificate of incorporation, these by-laws may be amended, altered, changed or repealed, or new by-laws (not inconsistent with any provision of law or the certificate of incorporation) may be adopted, by the stockholders only by the affirmative vote of the holders of seventy-five percent (75%) or more of the outstanding shares of capital stock of the corporation entitled to vote thereon (considered as one class for purposes of this Article VII). Notice of the proposal to adopt, amend, alter, change or repeal any one or more provisions of these by-laws of the corporation, or to adopt new by-laws, as the case may be, shall be included in the notice of such meeting of the Board of Directors or of the stockholders, as the case may be.